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                                                                      EXHIBIT 99

PINNACLE TOWERS INC.
1549 Ringling Blvd., Third Floor
Sarasota, Florida 34236
(941) 364-8886
(941) 364-8761 Fax

FOR IMMEDIATE RELEASE                                   Contact:  Steve Day
Thursday, June 11, 1998                                           (941) 364-8886
                                                                       or
                                                                  Steve Holub
                                                                  (813) 839-0657



        PINNACLE TOWERS RETAINS MORGAN STANLEY TO EXPLORE ALTERNATIVES

     SARASOTA, Fla., June 11 - Pinnacle Holdings Inc., the parent company of Pinnacle Towers Inc., announced today that in response to being approached on several occasions by potential merger partners as well as parties interested in acquiring the Company, it has engaged the firm of Morgan Stanley & Company Incorporated to assist the Company in considering its strategic alternatives. There can be no assurance that any sale, merger, or other transaction will occur as a result of these activities.

     Pinnacle Towers Inc., headquartered in Sarasota, is backed by Boston-based ABRY Partners, an $825 million private equity firm, investing predominantly in media-related businesses. Pinnacle has completed approximately 170 tower and site acquisitions since its formation in May 1995 and today owns approximately 600 towers.

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